UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 19, 2006
                                                  ------------------------------

                                 TERABEAM, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                       000-29053              04-2751645
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(State or other jurisdiction of          (Commission           (IRS employer
         incorporation)                  file number)        identification no.)

     2115 O'Nel Drive, San Jose, CA                                95131
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(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code:  (408) 731-2700
                                                    ----------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

Employment and Stock Option Agreements with Pankaj S. Manglik
-------------------------------------------------------------

      Terabeam, Inc. entered into an employment agreement, dated as of May 19, 2006, with Pankaj S. Manglik for Mr. Manglik to be Terabeam's President and Chief Operating Officer reporting to Robert E. Fitzgerald, Terabeam's Chief Executive Officer. Mr. Manglik will also serve as President and Chief Operating Officer of Terabeam's subsidiary Proxim Wireless Corporation. The key terms of the employment agreement with Mr. Manglik are the following:

      o Mr. Manglik's employment is "at will" and subject to termination at any time by either Terabeam or Mr. Manglik subject to the other terms of the agreement;

      o     Mr. Manglik's base salary is $330,000 per year;

      o Mr. Manglik is eligible for an annual bonus pursuant to an incentive plan to be established by Terabeam's board of directors with a target annual bonus opportunity of at least 50% of Mr. Manglik's base salary;

      o Mr. Manglik would be entitled to severance benefits if Terabeam terminates his employment without cause (as defined in the employment agreement) or if Mr. Manglik terminates his employment for good reason (as defined in the employment agreement). The severance benefits consist of (a) continued payment of base salary for six months (if the termination occurs during the first year of Mr. Manglik's employment) or twelve months (if the termination occurs after the one year anniversary of Mr. Manglik's employment) (the "Severance Period"), (b) a pro rated portion of his annual bonus (if the payment criteria are met), (c) acceleration of any of Mr. Manglik's stock options that would have otherwise vested during the Severance Period with those options remaining exercisable for the entire Severance Period, and (d) continued coverage during the Severance Period under Terabeam's medical insurance plans at the same cost to Mr. Manglik as prior to termination;

      o Mr. Manglik's severance benefits described above would be modified as described below if Terabeam terminates his employment without cause (as defined in the employment agreement) or if Mr. Manglik terminates his employment for good reason (as defined in the employment agreement) within twelve months following or three months prior to a change of control of Terabeam subject to possible reduction for excise tax reasons: (a) Mr. Manglik's base salary amount described above would be paid in a lump sum shortly after termination, (b) Mr. Manglik's annual bonus amount would be paid in a lump sum shortly after termination without regard to meeting the payment criteria, (c) all of Mr. Manglik's unvested options would accelerate, and (d) Mr. Manglik would not receive the continued insurance coverage described above;

      o     Mr. Manglik agreed to keep Terabeam's information confidential; and

      o During his employment and for one year thereafter, Mr. Manglik agreed not to compete with Terabeam and to not solicit Terabeam's employees subject to the provisions of applicable law.

      Also on May 19, 2006, Terabeam granted Mr. Manglik options to purchase 600,000 shares of Terabeam's common stock in three separate option agreements. The three agreements have the same terms except for number of shares and exercise price. One option agreement is for 300,000 shares of stock with an exercise price of $2.53 per share, which was the fair market value of Terabeam's common stock on the date of grant. One option agreement is for 100,000 shares of stock with an exercise price of $3.79 per share, which was approximately one and a half times the fair market value of Terabeam's common stock on the date of grant. One option agreement is for 200,000 shares of stock with an exercise price of $5.06 per share, which was approximately twice the fair market value of Terabeam's common stock on the date of grant. The stock options vest over three years with 8 1/3% of the grant vesting on July 1, 2006 and thereafter as to 8 1/3% of the grant vesting on the first day of each January, April, July,

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and October until the option has vested in full. The option agreements provide that, upon a change of control, 50% of all unvested stock options will automatically vest. The option agreements also defer to Mr. Manglik's employment agreement as to vesting in certain situations.

      The foregoing description of the employment agreement and stock option agreements with Mr. Manglik does not purport to be complete and is qualified in its entirety by the terms and conditions of that employment agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and of the stock option agreements, a form of which is filed as Exhibit 10.2 to this Form 8-K, and each of which is incorporated by reference.

Approval of Amendments to 2004 Stock Plan
-----------------------------------------

      At the annual meeting of stockholders of Terabeam, Inc. held on May 23, 2006, the stockholders of the company approved two amendments to the company's 2004 Stock Plan increasing the shares issuable thereunder by 1,000,000 (the "Share Increase Amendment") and adding a provision capping at 500,000 the number of shares of the company's common stock with respect to which stock rights under the plan may be granted to any participant in any calendar year (the "Annual Cap Amendment").

      On February 2, 2006, Terabeam's board of directors approved the Share Increase Amendment to the 2004 Stock Plan and, on April 10, 2006, Terabeam's board of directors approved the Annual Cap Amendment to the 2004 Stock Plan, in each case subject to stockholder approval at the May 23, 2006 annual meeting.

      The 2004 Stock Plan provides for the granting of stock options, stock awards, stock appreciation rights, and other equity-based awards to Terabeam's employees, directors, and consultants. The maximum number of shares of Terabeam's common stock that may be granted or issued under the 2004 Stock Plan is now 3,150,000 shares. Now that the amendments to the 2004 Stock Plan have been approved by Terabeam's stockholders, equity grants may be made and shares issued under the plan for the full number of shares without further stockholder approval.

      The following summary outlines the principal features of the 2004 Stock Plan as amended (the "Plan").

      Purpose. The purpose of the Plan is to provide directors, officers, employees, and consultants of Terabeam and its affiliates with additional incentives to contribute to Terabeam's future growth and success by increasing their capital stock ownership in Terabeam. The Plan provides a flexible framework that will permit Terabeam's board of directors to develop and implement a variety of stock-based programs based on changing needs of Terabeam, its competitive market, and regulatory climate. Terabeam's board of directors believes it is in the best interest of Terabeam's stockholders for officers, employees, and members of the board of directors of Terabeam to own stock in Terabeam and that such ownership will enhance Terabeam's ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of Terabeam and its subsidiaries, and vest in participants a proprietary interest in the success of Terabeam and its subsidiaries.

      Eligibility. All directors, officers, employees, and consultants of Terabeam and its affiliates are eligible to participate in the Plan.

      Administration. Terabeam's board of directors and the Compensation Committee of Terabeam's board of directors (collectively referred to as the "Plan Committee") administer the Plan. The Plan Committee has broad powers to administer the Plan, including the authority to determine the persons to whom equity grants are made, the type of the grant, the size of the grant, any vesting provisions, the exercise or purchase price, the duration of the equity grant, any restrictions on the equity grant, and the other terms and conditions of any grant.

      Term of Plan. The Plan will remain in effect until August 4, 2014 unless terminated earlier by the board of directors. No equity grant may be made after the Plan has been terminated.

      Maximum Number of Shares Issuable. The maximum number of shares of Terabeam's common stock that may be issued or issuable under the Plan may not now exceed 3,150,000 shares. All shares will be newly issued by Terabeam or from Terabeam's treasury stock upon the exercise of an equity grant under the Plan. The number of shares which may be issued under the Plan is subject to adjustment upon the occurrence of certain corporate events including the issuance of dividends in the form of stock, stock splits, recapitalizations, mergers, consolidations,

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

combinations or exchanges of shares, separations, reorganizations, and liquidations. Shares of Terabeam's common stock subject to equity grants under the Plan which have expired, terminated, or been canceled or forfeited will be available for issuance or use in connection with future equity grants.

      Annual Cap on Individual Awards. In no event may any Plan participant be granted stock rights under the Plan with respect to more than 500,000 shares of our common stock (which number may be adjusted in accordance with the Plan) in any calendar year. The number of shares of our common stock relating to a stock right granted to a participant in a calendar year that is subsequently forfeited, cancelled, or otherwise terminated will continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of a stock right is subsequently reduced, the transaction will be deemed a cancellation of the original stock right and the grant of a new one so that both transactions will count toward the maximum shares issuable in the calendar year of each respective transaction.

      Award Types. Individual awards under the Plan may take the form of one or more of incentive stock options, non-qualified stock options, stock appreciation rights (SARs), and stock purchases or awards (either restricted or unrestricted). Although Terabeam believes that performance-based long-term incentives are a necessary component of its compensation program, Terabeam has designed the Plan to allow for flexibility to issue the types of equity-based compensation it believes are most appropriate in the circumstances.

      Incentive Stock Options. Only employees of Terabeam or its affiliates may receive incentive stock options. Incentive stock options entitle the holder to purchase a certain number of shares of Terabeam's common stock at an exercise price specified at the time the option is granted. The exercise price per share of common stock which may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Terabeam's common stock on the date the option is granted. If the equity grant recipient owns more than 10% of Terabeam's stock, then the exercise price must be at least 110% of that fair market value. The aggregate fair market value of all shares of Terabeam's common stock subject to incentive stock options for an employee which become exercisable by that employee for the first time during any year may not exceed $100,000. Any incentive stock options granted to an employee owning more than 10% of Terabeam's common stock must expire not more than 5 years from the date of grant, and all other incentive stock options must expire not more than 10 years from the date of grant.

      Non-Qualified Stock Options. Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Terabeam's common stock at an exercise price specified at the time the option is granted. Under the terms of the Plan, the Plan Committee is authorized to set the exercise price of any non-qualified stock options at its discretion. However, given recent developments in federal tax law, the Plan Committee currently expects that the exercise price of any non-qualified stock options will not be less than 100% of the fair market value of a share of Terabeam's common stock on the date the option is granted. Historically, Terabeam has not issued any stock options with an exercise price less than 100% of the fair market value of a share of its common stock on the date the option is granted.

      SARs. SARs may either be issued together with stock options or apart from stock options. SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Terabeam's common stock specified in the grant from either the exercise price of a share under the option (if the SAR is granted with an option) or the date granted (if the SAR is granted apart from any options) to the date exercised. Under the terms of the Plan, the Plan Committee is authorized to provide for payment of a SAR upon exercise in either cash or stock.

      Stock Awards and Purchases. Under the Plan, the Plan Committee can issue restricted stock and unrestricted stock awards and bonuses. Restricted stock consists of stock issued under the Plan that is subject to certain restrictions established by the Plan Committee. Unrestricted stock is stock issued under the Plan without transfer, vesting, sale, or other similar restrictions. The Plan Committee can also grant rights to purchase shares of Terabeam's common stock under the Plan at prices and on such other terms as it determines in its sole discretion.

      Exercise of Equity Grant. If applicable, the vested portion of an equity grant may be exercised by giving written notice to Terabeam at its designated office address identifying the equity grant being exercised, specifying the portion of the equity grant being exercised, and providing payment in one of the following forms: (a) United States cash or cash equivalent or (b) at the discretion of the Plan Committee, (i) shares of Terabeam's common stock

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

previously issued to the equity grant holder having a fair market value on the date of exercise equal to the exercise price of the equity grant, (ii) delivery of the equity grant holder's promissory note, (iii) a "cashless" exercise in which Terabeam withholds from those shares that would otherwise be obtained on the exercise of such equity grant the number of shares having a fair market value on the date of exercise equal to the aggregate exercise price, (iv) a "cashless" exercise in which the equity grant holder uses a broker to sell the shares on its behalf, to use the proceeds to pay the exercise price and taxes, and then to distribute the excess to the equity grant holder in either cash or stock, or (v) any combination of the above payment options.

      Fair Market Valuation Calculation. The fair market value of a share of Terabeam's common stock will be the closing price on the applicable date on the securities market where Terabeam's common stock is traded, or if there were no sales on the date of grant, on the next preceding date within a reasonable period on which there were sales. In the event that there were no sales in such a market within a reasonable period or if Terabeam's common stock is not publicly traded on the applicable date, the fair market value will be as determined in good faith by the Plan Committee in its sole discretion.

      Nontransferability of Equity Grants. Equity grants are not assignable or transferable by the recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or as permitted by the Plan Committee in a specific situation. During the lifetime of the recipient, no equity grant will be exercisable by or payable to anyone other than the recipient or his legal representative or permitted assignee.

      Amendments. The Plan may be terminated or amended by Terabeam's board of directors in any manner allowed by law, but no amendment will be effective without approval of Terabeam's stockholders if stockholder approval if required by applicable federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which Terabeam's common stock may then be listed or quoted. Neither Terabeam's board of directors nor the stockholders may adversely alter or impair the rights of an equity grant holder without that holder's consent.

      Adjustments. Notwithstanding any other provision of the Plan, the Plan Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available under the Plan or to any outstanding equity grants, as it deems appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Terabeam's common stock of other than a normal cash dividend, and changes in Terabeam's outstanding common stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any general offer to holders of Terabeam's common stock relating to the acquisition of their shares, the Plan Committee may make such adjustment as it deems equitable in respect of outstanding equity grants including, in the Plan Committee's discretion, revision of outstanding equity grants so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Plan Committee will be conclusive.

      Withholding. It will be a condition of Terabeam's obligation to issue common stock upon exercise of an equity grant that the person exercising the equity grant pay, or make provision satisfactory to Terabeam for the payment of, any taxes which Terabeam is obligated to collect with respect to the issuance of its common stock upon such exercise.

      Compliance with Laws. Terabeam's obligation to sell and deliver shares of its common stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares and the availability of federal and appropriate state securities law registrations, qualifications, and/or exemptions.

                                * * * * * * * * *

      The foregoing description of the amendments to the 2004 Stock Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of Amendment No. 2 to the 2004 Stock Plan, a copy of which is filed as Exhibit 10.3 to this Form 8-K, and which is incorporated by reference.

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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          -------------------------------------------------------------------
          Appointment of Principal Officers.
          ---------------------------------

      As described in Item 1.01 above, effective May 19, 2006, Pankaj S. Manglik, 41, became Terabeam's President and Chief Operating Officer. The terms of his employment agreement are described above under Item 1.01. There is no family relationship between Mr. Manglik and any of Terabeam's directors or other executive officers.

      Prior to joining Terabeam, Mr. Manglik was an independent consultant advising the boards of directors of venture capital-funded startup companies. In January 2002, he co-founded Aruba Networks, a wireless infrastructure company, and was Chief Executive Officer of that company until December 2003 when he transitioned to Vice President until May 2004 helping to transition responsibility to a new management team. Mr. Manglik was Director of Product Management for Nortel Networks from October 2000 until January 2002 when he left to co-found Aruba. Mr. Manglik started with Nortel after Nortel acquired Alteon Websystems, for which Mr. Manglik was Director of Product Management since September 1999.

Item 8.01  Other Events.
           ------------

      At the annual meeting of stockholders of Terabeam, Inc. held on May 23, 2006, each of the following individuals was elected as a director of the company:

                               Daniel A. Saginario
                              Robert E. Fitzgerald
                                John W. Gerdelman
                               Robert A. Wiedemer

Item 9.01  Financial Statements and Exhibits.
           ---------------------------------

           (c)   Exhibits

           See Exhibit Index.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TERABEAM, INC.

Dated: May 25, 2006                          By:    /s/ David L. Renauld
                                                  --------------------------
                                                   David L. Renauld
                                                   Vice President

                                  EXHIBIT INDEX

           Number            Title
           ------            -----

            10.1        Employment Agreement between the Registrant and Pankaj
                        S. Manglik dated May 19, 2006.

            10.2 Form of Incentive Stock Option Agreement between the Registrant and Pankaj S. Manglik dated as of May 19, 2006.

            10.3        Amendment No. 2 to 2004 Stock Plan of the Registrant.



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